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                                                                    Exhibit 23.2




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 2003, with respect to the consolidated financial statements and financial schedule included in the Proxy Statement of Bruker Daltonics Inc. that is made a part of Amendment
No. 1 to the Registration Statement (Form S-4) and Prospectus of Bruker Daltonics Inc. for the registration of 35,481,259 shares of its common stock.

                                                /s/ Ernst & Young LLP


Boston, Massachusetts
May 16, 2003